UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d) (2)).
☐	Definitive Information Statement

CAREVIEW COMMUNICATIONS, INC.

(Name of Registrant as Specified in Charter)

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CAREVIEW COMMUNICATIONS, INC.

405 HIGHWAY 121 BYPASS, SUITE B-240

LEWISVILLE, TX 75067

(972) 943-6050

information statement pursuant to section 14(c) of the

securities exchange act of 1934 and regulation 14c thereunder

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of CareView Communications, Inc.:

NOTICE IS HEREBY GIVEN that the majority shareholders of CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“CareView” or the “Company”) has consented to take corporate actions by written consent in lieu of a special meeting of stockholders (“Written Consent”). The following corporate actions will be effective on or about twenty (20) days after the mailing of this Information Statement (the “Effective Date”):

(1) an amendment to the Company’s Articles of Incorporation to increase the total number of shares of all classes which the Company has the authority to issue to 820,000,000 shares, of which 800,000,000 shares shall be common stock with a par value of $0.001 per share (“Common Stock”) and 20,000,000 shares shall be preferred stock with a par value of $0.001 per share (“Preferred Stock”).

Only stockholders of record at the close of business on April 7, 2023 (the “Record Date”) are entitled to notice of these corporate actions. The majority shareholders owning 68.15% of the Company’s outstanding shares of Common Stock (“Consenting Stockholders”) gave Written Consent to the above corporate action pursuant to the provisions of Section 78.320 of the Nevada Revised Statutes.

This information statement is being distributed pursuant to Section 14(C) of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “Information Statement”) and is provided to you for information purposes only as it relates to the above corporate action. The Company does not intend to solicit any proxies or consents from any other stockholders in connection with this action. Your vote is not required to approve this action, you are not being asked to send a proxy, and you are requested not to send one.

For further information regarding the matter as to which Written Consent was given, I urge you to carefully read the accompanying Information Statement. Additional information about the Company is contained in its current and periodic reports filed with the U. S. Securities and Exchange Commission (the “Commission”). These reports, their accompanying exhibits and other documents filed with the Commission may be inspected without charge at the Public Reference Section of the Commission at 100 F Street NE, Washington, DC 20549. Copies of such materials may also be obtained from the Commission at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s EDGAR archives at http://www.sec.gov/index.htm.

Absent any comments from the Commission regarding this Information Statement, we expect these corporate actions to become effective on or after the Effective Date. We expect to mail this Information Statement on or about May 1, 2023, and anticipate that the proposed corporate actions will become effective on or after May 22, 2023.

If you have questions about this proposal or would like additional copies of the Information Statement, you should contact Steven G. Johnson, President and Chief Executive Officer, CareView Communications, Inc., 405 State Highway 121 Bypass, Suite B240, Lewisville, TX 75067; telephone 972-943-6050.

By order of the Board of Directors,

Steven G. Johnson
President and Chief Executive Officer

Lewisville, TX

May 1, 2023

CAREVIEW COMMUNICATIONS, INC.

405 HIGHWAY 121 BYPASS, SUITE B-240

LEWISVILLE, TX 75067

(972) 943-6050

information statement pursuant to section 14(c) of the

securities exchange act of 1934

This information statement is being distributed pursuant to Section 14(C) of the Securities Exchange Act of 1934 (the “Exchange Act”) (the “Information Statement”) and is being mailed on or about May 1, 2023 to the holders of record at the close of business on April 7, 2023 (the “Record Date”) of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) of CareView Communications, Inc., a Nevada corporation (“CareView or the “Company”, “we”, “us”, or “our”), in connection with corporate action taken by written consent in lieu of a special meeting of stockholders (“Written Consent”) to authorize and approve:

(1)       an amendment to the Company’s Articles of Incorporation to increase the total number of shares of all classes which the Company has the authority to issue to 820,000,000 shares, of which 800,000,000 shares shall be common stock with a par value of $0.001 per share (“Common Stock”) and 20,000,000 shares shall be preferred stock with a par value of $0.001 per share (“Preferred Stock”).

On April 7, 2023, the Company’s Board of Directors (the “Board”) declared the advisability of, and recommended that the Company’s stockholders approve the proposed corporate action as was necessary after the consummation of the Replacement Note Conversion Agreement (“Conversion Agreement”) among the Company, and certain stockholders of the Company, which Conversion Agreement was filed as an exhibit to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 31, 2023 (the “Form 8-K”) and is incorporated herein by reference.

The Board and the majority stockholders owning 68.15% of the Company’s outstanding shares of Common Stock (the “Consenting Stockholders”) have voted in favor of the above action. At the close of business on the Record Date, there were 403,880,748 shares of Common Stock issued and outstanding. On the Record Date, the Consenting Stockholders owned an aggregate of 275,224,441 shares of the issued and outstanding shares of the Company’s Common Stock, which shares are sufficient to take the proposed action. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

In connection with the adoption of this corporate action, the Board elected to seek the written consent of the Consenting Stockholders in order to reduce the costs and implement the corporate action in a timely manner. As the Consenting Stockholders own 275,224,411 shares of the Company’s Common Stock which represents approximately 68.15% of the Company’s voting stock, no vote or proxy is required by the Company’s other stockholders to approve the corporate action described herein.

Section 78.320 of the Nevada Revised Statutes (the “Nevada Law”) provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Nevada Law, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to effectuate the above corporation action. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above action as early as possible in order to accomplish the purposes of the Company regarding the Conversion Agreement, the Board voted to use, and did in fact obtain, the Written Consent of the Consenting Stockholders who voted in favor of the above corporate action.

Pursuant to Section 78.370 of the Nevada Law, the Company is required to provide prompt notice to its stockholders of record when corporate action is taken by Written Consent. This Information Statement is therefore intended to provide such notice to the Company’s stockholders who have not consented in writing to such action. No dissenters’ or appraisal rights under the Nevada Law are afforded to the Company’s stockholders because of the approval of the corporate actions.

The entire cost of furnishing this Information Statement will be borne by the Company. We request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

VOTE REQUIRED TO APPROVE THE CORPORATE ACTIONS

At the close of business on the Record Date, there were 403,880,748 shares of the Company’s Common Stock outstanding. For the approval of the proposed corporate actions, the affirmative vote of a majority of the shares outstanding and entitled to vote on the Record Date, or at least 201,940,374 shares, was required for approval.

CONSENTING STOCKHOLDERS

In connection with the adoption of this corporate action, the Board elected to seek the Written Consent of the Consenting Stockholders in order to reduce the costs and implement the corporate action in a timely manner. The Consenting Stockholders owns 275,224,411 shares of the Company’s outstanding Common Stock which represents approximately 68.15% of the Company’s voting stock.  As a result, no vote or proxy is required by the Company’s other stockholders to approve the corporate action described herein.

Under Nevada law, we are required to give all stockholders written notice of any actions that are taken by written consent without a stockholder meeting. Under Section 14(C) of the Exchange Act, the corporate actions cannot become effective until 20 days after the mailing date of this Information Statement to our stockholders.

We are not seeking written consent from any of our other stockholders and they will not be given an opportunity to vote with respect to the proposed corporate action. All necessary corporate approvals have been obtained and this Information Statement is furnished solely for the purposes of (i) advising the stockholders of the action taken by Written Consent of the Consenting Stockholders as required by Nevada Law and (ii) giving stockholders advance notice of the actions taken, as required by the Exchange Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the corporate actions have no rights under Nevada Law to dissent or require a vote of all of our stockholders.

APPROVAL OF ARTICLES OF AMENDMENT TO THE COMPANY’S

ARTICLES OF INCORPORATION

Attached hereto at Exhibit A is the Certificate of Amendment of the Company’s Articles of Incorporation to increase in the Company’s authorized shares of Common Stock to 800,000,000 shares. The Board and Consenting Stockholders have approved this action and have consented to this action being taken.

Principal Effects of Increase in Number of Shares of Common Stock Authorized to be Issued

The Company is currently authorized to issue 500,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock, both having a par value of $0.001 per share. There are not currently enough shares of Common Stock available to provide for shares to be issued in connection with the Conversion Agreement. The number of authorized shares of Preferred Stock is not affected by this proposal; however, the number of authorized shares of Common Stock will be increased from 500,000,000 to 800,000,000 shares.

The Board and Consenting Stockholders believe that it will benefit the Company’s stockholders to have additional shares of Common Stock available for issuance in order that adequate shares are available (i) for issuance of shares pursuant to and in order to consummate the Conversion Agreement, (ii) for reserve for future issuance upon the exercise of options, and (iii) to have additional unreserved shares of Common Stock available for future issuance in order to obtain capital or as consideration for possible future acquisitions or other purposes. Presently, there are no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock, except for the shares to be issued upon the exercise of existing stock options and other convertible securities.

The authorization of additional shares of Common Stock pursuant to this proposal will have no dilutive effect upon the proportionate voting power of our present stockholders. However, to the extent that such authorized shares are subsequently issued to persons other than our present stockholders, such issuance could have a dilutive effect on the earnings per share and voting power of present stockholders. If such dilutive effect on earnings per share occurs, we expect that any such dilutive effect would be relatively short in duration. As described above, the Company believes that the proposed increase in the number of authorized shares of Common Stock is in the best interest of the Company’s stockholders and is necessary to provide the flexibility needed to meet corporate objectives.

Description of Our Common Stock

We are authorized to issue up to 500,000,000 shares of Common Stock, par value $0.001 per share, which shares are non-assessable. All outstanding shares of our Common Stock are of the same class and have equal rights and attributes. The holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Our Common Stock does not have cumulative voting rights. Persons who hold a majority of the outstanding shares of our Common Stock entitled to vote on the election of directors can elect all of the directors who are eligible for election. Holders of our Common stock are entitled to share equally in dividends, if any, as may be declared from time to time by our Board. In the event of liquidation, dissolution or winding up of the Company, subject to the preferential liquidation rights of any series of preferred stock that we may from time to time designate, the holders of our Common Stock are entitled to share ratably in all of our assets remaining after payment of all liabilities and preferential liquidation rights. Holders of our Common Stock have no conversion, exchange, sinking fund, redemption or appraisal rights (other than such as may be determined by the Board in its sole discretion) and have no preemptive rights to subscribe for any of our securities. Upon effectuating the increase in authorized shares of Common Stock, each share of our Common Stock will still possess the same characteristics as described in this paragraph.

Description of Our Preferred Stock

We are currently authorized to issue up to 20,000,000 shares of Preferred Stock, par value $0.001 per share. Our Articles of Incorporation authorize the issuance of shares of Preferred Stock with designations, rights and preferences determined from time to time by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the stockholders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. There are no outstanding shares of Preferred Stock and no series of Preferred Stock has been designated by the Company. The proposed increase in authorized shares of Common Stock has no effect on the Company’s ability to designate shares of our Preferred Stock.

Approval Required

The approval of a majority of the outstanding stock entitled to vote is necessary to approve the amendment to the Articles of Incorporation. The Consenting Stockholders owning approximately 68.15% of the Company’s outstanding stock on the Record Date have executed a Written Consent voting those shares in favor thereof. The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action.

Expected Effective Date of Amendment to Articles of Incorporation

Under Section 14(C) of the Exchange Act, the corporate actions to be effected by the filing of the amendment to the Articles of Incorporation cannot become effective until twenty (20) days after the mailing date of this Information Statement to our stockholders, or on or about May 22, 2023.

EXHIBITS

Exh.	Document Description

A	Certificate of Amendment (to Articles of Incorporation) of CareView Communications, Inc.*

*Filed herewith

DELIVERY OF DOCUMENTS AND HOUSEHOLDING

The Commission has adopted rules that permit companies and intermediaries such as brokers, to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders, is environmentally friendly, and represents cost savings for companies.

For this Information Statement, the Company’s transfer agent or brokers may be householding this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the effected stockholders. Once you have received notice from your broker or the Company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request householding by the Company, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request to Steven G. Johnson, President and Chief Executive Officer, CareView Communications, Inc., 405 State Highway 121 Bypass, Suite B-240, Lewisville, TX 75067; telephone 972-943-6050.

OTHER MATTERS

As of the date of this Information Statement, the Board knows of no other matter other than that described in this Information Statement which have been approved or considered by the holders of a majority of the shares of our voting stock.

Only one Information Statement is being delivered to multiple shareholders sharing an address. If you are a shareholder at a shared address to which a single copy of this Information Statement was delivered and you desire to obtain a separate copy of the documents delivered, please contact the person at the address or telephone number described below.

We hereby undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the document was delivered.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Steven G. Johnson, President/CEO

CareView Communications, Inc.

405 State Highway 121 Bypass, Suite B-240

Lewisville, TX 75067

972-943-6050

By Order of the Board of Directors,

Steven G. Johnson
President and Chief Executive Officer